Exhibit (h)(4)(w)

AMENDMENT TO SUB-ADMINISTRATION AND ACCOUNTING SERVICES

AGREEMENT

THIS AMENDMENT to the Sub-Administration and Accounting Services Agreement, dated as of April 27, 2015 (the “Amendment”) is being entered into by and among Pacific Funds Series Trust, a Delaware statutory trust (formerly named Pacific Life Funds) (the “Trust”), Pacific Life Insurance Company, a Nebraska corporation (formerly a California corporation) (“Pacific Life”), and BNY Mellon Investment Servicing (US) Inc., a Massachusetts corporation (formerly known as PFPC Inc.) (“BNY Mellon”).

WHEREAS, the Trust, Pacific Life, and BNY Mellon (collectively, the “Parties”) are parties to that certain Sub-Administration and Accounting Services Agreement dated August 1, 2001, as amended (collectively the “Agreement”); and

WHEREAS, the Parties to the Agreement desire to amend the Agreement as set forth herein.

NOW THEREFORE, in consideration of the renewal of the premises, promises and mutual covenants contained herein and in the Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the Parties, the Parties agree that the Agreement is hereby amended as follows:

1.	Any and all references to “Pacific Life Funds” in the Agreement are hereby replaced with “Pacific Funds Series Trust” and any and all references to “Fund” in the Agreement are hereby replaced with “Trust.”

2.	The current Exhibit A to the Agreement is hereby deleted in its entirety and replaced with the Exhibit A attached hereto and incorporated herein by reference, as may be amended from time to time.

3.	Except as amended in this Amendment, the terms and conditions of the Agreement shall remain in full force and effect.

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IN WITNESS WHEREOF, the Parties hereto have caused this Amendment to be executed by their officers designated below effective as of the date and year first above written.

BNY MELLON INVESTMENT SERVICING (US) INC.

By: /s/ Mary Jean Milner

Name: Mary Jean Milner

Title: Managing Director

PACIFIC LIFE INSURANCE COMPANY

By: /s/ Howard T. Hirakawa	By: /s/ Jane M. Guon
Name: Howard T. Hirakawa	Name: Jane M. Guon
Title: SVP, Fund Advisor Operations	Title: Secretary

PACIFIC FUNDS SERIES TRUST

By: /s/ Howard T. Hirakawa	By: /s/ Laurene E. MacElwee
Name: Howard T. Hirakawa	Name: Laurene E. MacElwee
Title: Senior Vice President	Title: VP & Assistant Secretary